Exhibit 12

GTE Southwest Incorporated

STATEMENT OF THE RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)

                                                                 Three Months
                                                                     Ended
                                                                   March 31,
                                                                     1996
                                                                 ------------
Net earnings available for fixed charges:
  Income from continuing operations                                $ 68,320
  Add - Income taxes                                                 33,479
       - Fixed charges                                               16,586
                                                                   --------
Adjusted earnings                                                  $118,385
                                                                   ========

Fixed charges:
  Interest expense                                                 $ 15,255
  Portion of rent expense
     representing interest                                            1,331
                                                                   --------
Adjusted fixed charges                                             $ 16,586
                                                                   ========

RATIO OF EARNINGS TO FIXED CHARGES                                     7.14